Exhibit 99.1
The Science of Wireless Communications
NEWS RELEASE
Atlanta, Georgia
March 5, 2007

Contact: Investor Relations
Phone: (770) 729-6510
E-mail: investor.relations@ems-t.com
www.ems-t.com
EMS TECHNOLOGIES ANNOUNCES
RECORD FOURTH QUARTER AND ANNUAL EARNINGS IN 2006
ATLANTA – March 5, 2007 – EMS Technologies, Inc. (Nasdaq — ELMG) today reported new earnings records for both the fourth quarter and full year of 2006.
Fourth quarter revenues were $72.4 million, and earnings from continuing operations were $6.8 million or $.44 per share for the quarter. These earnings included tax benefits of $.16 per share, related to the recognition of some of the pool of R&D-related tax benefits in Canada and additional R&D credits that were enacted retroactively in the U.S. in December 2006.
Revenues for the full year were $261.1 million, and earnings from continuing operations for 2006 were approximately $15.8 million or $1.08 per share. These results included R&D-related tax benefits of $.41 per share recognized in the third and fourth quarters.
Continuing and discontinued operations consolidated together resulted in net earnings for the year of $33.0 million or $2.25 per share, which included an approximately $20 million after-tax gain from the disposal of the former EMS Wireless division.
Paul Domorski, president and chief executive officer, commented, “Our people did a great job in the fourth quarter and we had terrific execution across the entire Company. The LXE and SATCOM businesses remained on a profitable growth track, achieving sales and profit records, and the Defense & Space Systems (“D&SS”) business is building an impressive backlog and positioning itself well for the future.
“We completed our sale of the Wireless division in the fourth quarter, and now LXE, SATCOM and D&SS are the components of continuing operations. As required by generally accepted accounting principles, we have recast our prior financial results to reflect Wireless in discontinued operations.
“The recast comparable financials show solid growth in sales and profitability throughout 2006. The fourth quarter has traditionally been good for EMS, and this most recent fourth quarter was especially good due to higher sales in the markets for LXE and SATCOM products, as well as the benefit to SATCOM of more favorable Canadian-dollar exchange rates. We were also able to recognize significant additional tax benefits from R&D-related activities. Excluding those tax benefits recognized in the quarter, we earned $.28 per share from our continuing businesses.
“In summary, it was a very strong quarter for the Company overall. Following are a few comments about each of our core business areas:
•	“LXE capped an outstanding year with a powerful finish. Fourth quarter revenues in 2006 were a new record for the quarter, with notable successes in Europe, the Middle East,

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and Asia. The Asian market is a key element in LXE’s long-term growth plans, and during the fourth quarter we expanded our marketing footprint in this region by opening a representative office in Shanghai. The Shanghai office will complement our Singapore location, which was opened a year earlier, and both offices will help us pursue opportunities in ports and other areas where LXE is an established leader. LXE’s profitability grew during the quarter, in part, from a favorable product mix, including strong sales of vehicle mount terminals and the handheld MX7. LXE was also able to control its fixed cost base while growing its revenue base. Combined, these two factors helped account for record quarterly profits at the end of 2006. Fourth quarter operating income and net earnings were both higher in 2006 than 2005 by more than 35%, which outpaced the 12% growth in sales for the same periods.
•	“In the fourth quarter, D&SS chalked up wins in highly competitive defense markets. Fourth quarter orders included follow-on awards on programs in which we have performed well and are an established supplier. Typical of our follow-on work are our current efforts to deliver high-power switch networks for the Phalanx Close-in Weapon System. Phalanx, a program that EMS has supported for 19 years, is a rapid-fire, computer-controlled, radar-guided gun system designed to defeat missile attacks and other close-in air threats to naval ships by tracking multiple targets simultaneously. EMS also received orders that could open significant new opportunities, such as the recent order for Ku-band switched beam antennas that will be used in unmanned aerial vehicle applications.

•	“The largest contributor to SATCOM’s growth remains the aeronautical sector. This sector supports high demand in military and corporate aviation, and growing demand in air transport. We sell our products in the air transport market through supply arrangements with the world’s leading vendors of avionics. A potentially important development in this market is the use of our high-speed terminals in aircraft avionics systems that also provide onboard, GSM wireless service. This airborne wireless service is being rolled out by service providers OnAir and AeroMobile to airlines including Ryan Air, Air France, United Emirates and Qantas. In non-aero markets, our emergency management products are meeting with success in new applications. We recently announced an order for a complete system for the civilian search and rescue infrastructure in the United Arab Emirates. We have also entered the combat search and rescue market with systems to be deployed by the U.S. Army.
“As a result of the Company’s strategic activities in recent years and especially in 2006, EMS has on its year-end balance sheet over $100 million in cash and no debt other than mortgages. We believe that our talented and hard-working employees, leading position in key markets and strong product portfolio, all supported by a sturdy balance sheet, should enable us to have another highly successful year in 2007. We continue to project that the 2007 consolidated earnings from continuing operations will be in the range of $.95 to $1.05 per share. These projected earnings
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compare with actual earnings from continuing operations of $.67 per share in 2006, excluding the $.41 per share of R&D-related tax benefits recognized during the year.”
EMS Technologies, Inc. is a leading innovator in the design, manufacture, and marketing of wireless communications technologies addressing the enterprise mobility, communications-on-the-move and in-flight connectivity markets for both the commercial and government industries. We focus on the needs of the mobile information user and the increasing demand for wireless broadband communications. Our products and services enable communications across a variety of coverage areas, ranging from global, to regional, to within a single facility.
•	LXE is a leading provider of rugged computers and wireless data networks used for logistics applications such as distribution centers, warehouses and container ports. LXE automatic identification and data capture products serve mobile information users at over 7,500 sites worldwide;

•	Defense & Space Systems supplies highly-engineered subsystems for defense electronics and sophisticated satellite applications – from military communications, radar, surveillance and countermeasure to commercial high-definition television, satellite radio, and live TV for today’s most innovative airlines; and

•	SATCOM supplies a broad array of terminals and antennas that enable end-users in aircraft and other mobile platforms, such as military command vehicles or over-the-road trucks, to communicate over satellite networks at a variety of data speeds.
On December 1, 2006, the Company sold the EMS Wireless division. Comparable historical financial data have been recast to reflect continuing operations as comprising only LXE, Defense & Space Systems and SATCOM. EMS Wireless has been reported as discontinued operations.
There will be a conference call at 9:30 AM Eastern time on Monday, March 5, 2007 in which the Company’s management will discuss the financial results for the fourth quarter of 2006. If you would like to participate in this conference, please call 800-647-3898 (international callers use 641-297-7675) within approximately 10 minutes before the call is scheduled to begin. A taped replay of the conference call will also be available through Monday, March 12, 2006 by dialing 800-615-9956 (international callers use 641-297-5237).
Statements contained in this press release regarding the Company’s expectations for its financial results for 2007, and concerning the potential for various businesses and products, are forward-looking statements. Actual results could differ from those statements as a result of a wide variety of factors. Such factors include, but are not limited to...
•	economic conditions in the U.S. and abroad and their effect on capital spending in the Company’s principal markets;

•	difficulty predicting the timing of receipt of major customer orders, and the effect of customer timing decisions on our quarterly results;
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•	successful completion of technological development programs by the Company and the effects of technology that may be developed by, and patent rights that may be held or obtained by, competitors;

•	U.S. defense budget pressures on near-term spending priorities;

•	uncertainties inherent in the process of converting contract awards into firm contractual orders in the future;

•
volatility of foreign exchange rates relative to the U.S. dollar and their effect on purchasing power by international customers, and the cost structure of the Company’s non-U.S. operations, as well as the potential for realizing foreign exchange gains and losses associated with non-U.S. assets or liabilities held by the Company;

•	successful resolution of technical problems, proposed scope changes, or proposed funding changes that may be encountered on contracts;

•
changes in the Company’s consolidated effective income tax rate caused by the extent to which actual taxable earnings in the U.S., Canada and other taxing jurisdictions may vary from expected taxable earnings;

•	successful transition of products from development stages to an efficient manufacturing environment;

•	changes in the rates at which our products are returned for repair or replacement under warranty;

•	customer response to new products and services, and general conditions in our target markets (such as logistics and space-based communications);

•	the success of certain of our customers in marketing our line of high-speed commercial airline communications products as a complementary offering with their own lines of avionics products;

•	the availability of financing for satellite data communications systems;

•	development of successful working relationships with local business and government personnel in connection with distribution and manufacture of products in foreign countries;

•	the demand growth for various mobile and high-speed data communications services, and the possible effect of public health concerns about alleged health risks of radio frequency emissions;

•	the Company’s ability to attract and retain qualified senior management and other personnel, particularly those with key technical skills;
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•	the availability of sufficient additional credit or other financing, on acceptable terms, to support any large acquisitions that we believe would contribute to our growth and profitability;

•	the ability to negotiate successfully with potential acquisition candidates, finance acquisitions, or effectively integrate the acquired businesses, products or technologies into our existing businesses and products;

•	the availability, capabilities and performance of suppliers of basic materials, electronic components and sophisticated subsystems on which the Company must rely in order to perform according to contract requirements, or to introduce new products on the desired schedule; and

•	uncertainties associated with U.S. export controls and the export license process, which restrict the Company’s ability to hold technical discussions with customers, suppliers and internal engineering resources and can reduce the Company’s ability to obtain sales from foreign customers or to perform contracts with the desired level of efficiency or profitability.
Further information concerning relevant factors and risks are identified under the caption “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2005 and in the Company’s quarterly report on Form 10-Q for the period ended September 30, 2006.
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EMS Technologies, Inc.
Consolidated Statements of Operations
(In millions, except per-share data)

	Quarters Ended		Years Ended
	Dec 31	Dec 31	Dec 31	Dec 31
	2006	2005	2006	2005
Net sales	$72.4	62.3	261.1	225.9
Cost of sales	44.9	40.4	164.6	147.0
Selling, general and administrative expenses	17.8	15.7	66.3	56.9
Research and development expenses	3.8	3.2	15.8	11.8

Operating income	5.9	3.0	14.4	10.2
Interest income and other	0.6	0.1	2.2	0.6
Foreign exchange gain (loss)	0.1	0.1	(0.7)	(0.3)
Interest expense	(0.5)	(0.9)	(1.9)	(3.3)

Earnings before income taxes	6.1	2.3	14.0	7.2
Income tax expense (benefit)	(0.7)	0.7	(1.8)	2.1

Earnings from continuing operations	6.8	1.6	15.8	5.1
Gain (loss) from discontinued operations	18.7	(6.1)	17.2	(16.5)

Net earnings (loss)	$25.5	(4.5)	33.0	(11.4)

Net earnings (loss) per share:
Basic — from continuing operations	$0.44	0.15	1.08	0.46
Basic — from discontinued operations	1.23	(0.55)	1.18	(1.48)

Basic earnings (loss) per share	$1.67	(0.40)	2.26	(1.02)

Diluted — from continuing operations	$0.44	0.15	1.08	0.46
Diluted — from discontinued operations	1.22	(0.55)	1.17	(1.48)

Diluted earnings (loss) per share	$1.66	(0.40)	2.25	(1.02)

Weighted average number of shares:
Common	15.3	11.2	14.6	11.2
Common and dilutive common equivalent	15.3	11.2	14.7	11.2
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EMS Technologies, Inc.
Consolidated Balance Sheets
(In millions)

	Dec 31	Dec 31
	2006	2005
Cash and cash equivalents	$109.6	15.4

Receivables billed, net	70.6	52.5
Unbilled receivables under long-term contracts	23.1	28.0

Trade accounts receivable, net	93.7	80.5

Inventories	26.0	21.0
Other current assets	9.7	10.1
Assets held for sale	—	49.2

Current assets	239.0	176.2

Net property, plant and equipment	31.8	31.2
Goodwill	10.0	10.0
Other assets	10.9	8.0

	$291.7	225.4

Bank debt and current installments of long-term debt	$3.1	6.8
Accounts payable	29.3	25.9
Other current liabilities	30.0	26.7
Liabilities related to assets held for sale	—	13.1

Current liabilities	62.4	72.5
Long-term debt, less current installments	11.8	36.6
Other liabilities	4.6	2.6
Shareholders’ equity	212.9	113.7

	$291.7	225.4

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EMS Technologies, Inc.
Segment Data
(In millions)

	Quarters Ended		Years Ended
	Dec 31	Dec 31	Dec 31	Dec 31
	2006	2005	2006	2005
Net sales
LXE	$38.3	34.0	138.0	123.1
Defense & Space Systems	15.4	13.4	52.4	51.4
SATCOM	18.7	14.9	70.7	51.4

Total	$72.4	62.3	261.1	225.9

Operating income (loss)
LXE	$3.9	2.8	11.1	7.5
Defense & Space Systems	0.8	0.7	2.6	3.2
SATCOM	2.2	0.8	6.2	3.5
Corporate and Other	(1.0)	(1.3)	(5.5)	(4.0)

Total	$5.9	3.0	14.4	10.2

Earnings (loss) from continuing operations
LXE	$2.3	1.7	6.7	4.5
Defense & Space Systems	0.5	0.3	1.3	1.7
SATCOM	2.5	1.2	6.1	3.5
Corporate and Other	1.5	(1.6)	1.7	(4.6)

Total	$6.8	1.6	15.8	5.1

Reconciliation of Non-GAAP Financial Information
For the Periods Ended December 31, 2006
(in millions, except per share data)
This press release contains information regarding our continuing operations’ diluted per share excluding R&D-related tax benefits for the fourth quarter of 2006 and the 2006 fiscal year. This measure is not prescribed by generally accepted accounting principles (“GAAP”). Management believes this non-GAAP measure provides more useful information to investors than the most comparable GAAP measure, because the non-GAAP measure more clearly reflects the performance of our businesses’ operating activities. Further, this non-GAAP measure is consistent with the manner in which management evaluated the financial performance of those businesses. Following is a reconciliation of our continuing operations’ earnings and diluted earnings per share to the non-GAAP financial measures that exclude R&D-related tax benefits for the respective period.

	Fourth Quarter		Fiscal Year
		Diluted		Diluted
	Earnings	EPS	Earnings	EPS
Earnings from continuing operations, as reported	$6.8	0.44	$15.8	1.08

Less: Recognition of R&D-related tax benefit pool in Canada and tax credits in the U.S.	2.5	0.16	6.0	0.41

Earnings from continuing operations, as adjusted	$4.3	0.28	$9.8	0.67

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EMS Technologies, Inc.
Reconciliation of Financial Information
(in millions, except per share data)
As required by generally accepted accounting principles and to promote comparability, we have recast our prior financial results to reflect our former Wireless business in discontinued operations. This schedule reconciles certain summarized financial information, as originally reported, to the same basis as reported in the fourth quarter of 2006.

	2006 Quarters Ended
	1-Apr	1-Jul	30-Sep	31-Dec
Net sales:
As originally reported	$74.7	78.0	76.1
Less: EMS Wireless net sales	15.7	13.0	11.4

As recast for discontinued operations	$59.0	65.0	64.7	72.4

Operating income:
As originally reported	$3.6	3.7	3.7
Less: EMS Wireless operating income (loss) before corporate expense allocations	0.2	(0.7)	—
Less: Corporate expenses formerly allocated to EMS Wireless	1.0	1.0	1.0

As recast for discontinued operations	$2.4	3.4	2.7	5.9

Earnings from continuing operations:
As originally reported	$2.0	2.5	6.2
Less: EMS Wireless net earnings (loss), excluding corporate expense allocations, net of tax benefit	0.1	(0.4)	—
Less: Corporate expenses, net of tax benefit, formerly allocated to EMS Wireless	0.7	0.7	0.7

As recast for discontinued operations	$1.2	2.2	5.5	6.8

Diluted net earnings per share:
As originally reported	$0.15	0.16	0.40
Less: EMS Wireless net earnings (loss), excluding corporate expense allocations, net of tax benefit	0.01	(0.03)	—
Less: Corporate expenses, net of tax benefit, formerly allocated to EMS Wireless	0.04	0.04	0.04

As recast for discontinued operations	$0.10	0.15	0.36	0.44

For further information please contact:	Don T. Scartz
Chief Financial Officer
770-729-6510
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